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                               OUTLOOK GROUP CORP.
                               1180 AMERICAN DRIVE
                                 NEENAH WI 54956



                                 AUGUST 18, 2003

Mr. Joseph J. Baksha
Outlook Group Corp.
1180 American Drive
Neenah WI 54956

         Re:      Continuation of Your Employment

Dear Joe:

         This is to confirm our recent discussions in connection with your employment agreement, and to extend our related understandings. It has been our intention to negotiate a mutually acceptable extension or replacement of your employment agreement. However, given the priorities of the fiscal year end and other corporate business, we have not had the opportunity to take time for those negotiations. As a result of that situation, because your employment agreement was not formally extended before June 1, 2003, certain rights may have matured thereunder.

         To permit an orderly process for replacement or extension of your agreement, this letter will serve as our agreement that Outlook Group will continue to employ you, and that you agree that you will remain, through December 31, 2003, on the same basis as provided under your employment agreement. If we are unable by then, or any further continuation, to come to a mutually acceptable agreement for an extension or replacement of your employment agreement, we acknowledge that this letter agreement does not extinguish any right that you may currently have under your employment agreement.

         Please signify your agreement to the foregoing by signing a copy of this letter where indicated below and returning it to my attention. Thank you.

                                            Very truly yours,

                                            OUTLOOK GROUP CORP.

                                            /s/ Richard C. Fischer

                                            By:  Richard C. Fischer, Chairman


Agreed to as of the 20th day of August, 2003



   /s/ Joseph J. Baksha
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Joseph J. Baksha